UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 18, 2025

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 18, 2025, Ciena Corporation (the “Company”) announced the appointment of Marc D. Graff as Senior Vice President and Chief Financial Officer and that the Board of Directors of the Company (the “Board”) has designated Mr. Graff as the Company’s principal financial officer and principal accounting officer, effective, in each case, as of August 1, 2025 (the “Effective Date”).
Since January 2024, Mr. Graff, age 57, previously served as Senior Vice President and Chief Financial Officer at Altera Corporation, a leading provider of programmable hardware, software, and development tools, and an independent subsidiary being spun out of Intel Corporation, where he served in various executive and finance roles for over two decades. From May 2021 to December 2024, Mr. Graff was a Corporate Vice President at Intel Corporation, where he served as Chief Financial Officer and Chief Operating Officer for the Data Center and Artificial Intelligence Group. From September 2019 to May 2021, Mr. Graff served as Vice President, Finance and Head of Corporate Financial Planning and Analysis at Intel Corporation. Prior to that, he held several finance positions at Intel Corporation, including as Chief Financial Officer for the Sales and Marketing Group and Director of Finance & Administration for Asia-Pacific and Japan. Mr. Graff holds a Bachelor of Science in finance and economics from the University of Colorado and a Master of Business Administration from the University of Michigan.
In connection with his appointment, Mr. Graff and the Company executed an offer letter dated June 13, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Graff will receive an initial annual base salary of $650,000 and be eligible to receive an annual cash incentive bonus at target of 100% of his base salary, based on the Company’s achievement of certain Board-approved financial and corporate performance goals for the fiscal year. Mr. Graff’s annual cash incentive bonus will be prorated for the Company’s fiscal year 2025.
Mr. Graff will receive a one-time cash sign-on bonus of $1,950,000 and a one-time, sign-on replacement equity grant of restricted stock units (“RSUs”) with a target delivered value of $10,486,000 (the “Replacement Equity Grant”). The sign-on bonus and the Replacement Equity Grant are intended to partially compensate Mr. Graff for the value of certain near-term cash and equity incentives and certain long term equity incentive compensation that he forfeited upon resignation from his prior employer. This sign-on bonus is subject to repayment in the event of Mr. Graff’s voluntary resignation or termination for cause (as such term is defined in the Company’s U.S. Executive Severance Plan) prior to the first anniversary of the Effective Date. The RSUs comprising the Replacement Equity Grant will vest as to one-quarter (1/4) of the total grant amount on the first anniversary of the Effective Date and thereafter will vest in equal increments over a three-year period with one-twelfth (1/12) of the remaining grant amount vesting at each three-month interval following the one-year anniversary the Effective Date.
Pursuant to the terms of the Offer Letter, at such time as the Compensation Committee awards annual executive equity compensation for fiscal 2026, Mr. Graff will be granted equity awards consisting of a mix of RSUs, performance stock units, and market stock units with a target delivered value of $3,900,000. The mix of equity awards comprising such target delivered value will be proportionately allocated in the same manner as that to be received by the Company’s other executive officers (excluding its Chief Executive Officer).
Mr. Graff is expected to participate in the Company’s U.S. Executive Severance Plan and enter into the Company’s standard form of Change in Control Severance Agreement (the “Severance Plans”) providing for certain benefits upon a qualifying separation from employment, in each case on the same terms as the

Company’s other executive officers (excluding its Chief Executive Officer). In connection with his relocation to the Company’s headquarters in Maryland, Mr. Graff will also be entitled to certain relocation allowances and benefits as set forth in the Offer Letter. Mr. Graff will also be subject to the certain standard employment arrangements, which include certain restrictions relating to non-competition, non-solicitation, and protection of confidential and proprietary information.
The description of the Offer Letter and the Severance Plans do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1, and the Severance Plans, copies of which are attached as Exhibit 10.28 and Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and each of which is incorporated herein by reference.
There are no arrangements or understandings between Mr. Graff and any other person pursuant to which he was appointed as Chief Financial Officer and designated as principal financial officer and principal accounting officer. Mr. Graff does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Graff or his immediate family has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.
On September 4, 2024, the Company previously announced that James E. Moylan, Jr., Senior Vice President and Chief Financial Officer, had notified the Company of his decision to retire effective August 28, 2025, following more than 16 years of dedicated and distinguished service in such role.

ITEM 7.01 – REGULATION FD DISCLOSURE

On June 18, 2025, the Company issued a press release announcing the appointment of Mr. Graff as the Company’s Senior Vice President and Chief Financial Officer. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is being filed herewith:

Exhibit Number	Description of Document
Exhibit 10.1	Employment Offer Letter between Ciena Corporation and Marc D. Graff, dated June 13, 2025.
Exhibit 99.1	Text of Press Release dated June 18, 2025, issued by Ciena Corporation, announcing the appointment of its Chief Financial Officer.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: June 18, 2025	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
Senor Vice President, General Counsel and Assistant Secretary